Exhibit 99.1

NEWS RELEASE

JDS UNIPHASE CONSOLIDATES MANUFACTURING OPERATIONS

SAN JOSE, California – April 20, 2005 – JDS Uniphase Corporation (NASDAQ: JDSU; and TSX: JDU) today announced a key milestone in its transformative business strategy to achieve profitability and increase corporate agility by reducing cost structure and eliminating non-core products. Specifically, the Company will:

•	Consolidate its Ewing, New Jersey, and Melbourne, Florida, manufacturing to its Shenzhen, China, facility and to the facilities of two contract manufacturing partners

•	Transfer its Ewing and Mountain Lakes, New Jersey, manufacturing facilities to Fabrinet, a key manufacturing partner

•	Reduce manufacturing in Santa Rosa, California, associated with the phasing out of certain display products including high-volume consumer light engines and coated micro display windows.

“These initiatives are part of a multi-quarter business transformation strategy for JDS Uniphase to achieve profitability by reducing cost structure and improving corporate agility,” said President and CEO Kevin Kennedy. “We firmly believe that our ability to restructure major operations and rationalize our current portfolio while investing in next-generation products positions JDS Uniphase for success and differentiates us from the competition.”

The facility transfers to Fabrinet are expected to be completed by the end of the current quarter, ending June 30, 2005, while the remaining actions are expected to be completed by the end of the second quarter of fiscal 2006, ending December 31, 2005.

Today’s actions will result in the significant consolidation of the Company’s North American manufacturing operations. Specifically, the Company expects that, by the end of the calendar year, manufacturing positions will be reduced by more than 15 percent (approximately 700 people plus 150 people in support positions). Research and development will continue at all sites, except Mountain Lakes.

The Company separately confirmed that it expects to achieve the previously provided financial guidance for the Third Quarter of fiscal 2005, which forecasted that revenue would be in the range of $155 to $165 million, and non-GAAP loss per share would be approximately two cents. Further details will be discussed during the JDS Uniphase Third Quarter Results conference call on Wednesday, April 27, 2005, at 2:00 p.m. Pacific Time. For more information, please visit: www.jdsu.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any participation or guidance as to its financial performance for the Third Quarter 2005, including expected revenue levels and non-GAAP earnings per share projections; and (ii) the Company’s expectations regarding the occurrence or timing of completion of any of the restructuring and other actions and activities described in this press release, and employees reduced by such actions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the possibility of Final Quarter end closing adjustment related to the Company’s Third Quarter financial results; and (ii) customary documentation and closing conditions related to the transfers to Fabrinet and other contract manufacturing partners.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 filed with the Securities and Exchange Commission, as well as in subsequent filings on Forms 10-Q and 10-K.

About JDS Uniphase

JDS Uniphase Corporation designs and manufactures products for markets where its core optics technologies provide innovative solutions for communications, commercial and consumer applications. The Company offers components, modules and subsystems for data communications, telecommunications and cable television, display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information is available at www.jdsu.com.

General Inquiries: Contact your JDS Uniphase Representative or call 800-498-5378 in North America or + 800-5378-5378 outside of North America.

Media Inquiries: Randall Sutherland (408) 546-7028. Randall.Sutherland@jdsu.com

Investor Inquiries: Investor Relations (408) 546-4445. Investor.relations@jdsu.com